SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported) September 19, 2002

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                               Masco Corporation
               (Exact name of Registrant as Specified in Charter)


          Delaware                       1-5794                  38-1794485
          --------                       ------                  ----------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                      Identification No.)


           21001 Van Born Road, Taylor, Michigan                  48180
           -------------------------------------                  -----
          (Address of Principal Executive Offices)              (Zip Code)


                                 (313) 274-7400
               Registrant's telephone number, including area code


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     Item 5. Other Events

     On September 19, 2002 the Company issued a press release clarifying information contained in the Company's September 18, 2002 Form 8-K Current Report regarding an adverse Washington State appellate court decision. A copy of the press release is included as Exhibit 99.

     In addition, the Company is providing the following information regarding this case in response to investor inquiries:

          This judgment covers purchasers of several Behr coating products in nineteen counties with high humidity in the State of Washington. Behr was not able, due to the adverse trial court decision, to defend itself either with respect to liability or damages. This resulted from the trial court's sanction for Behr's failure to produce documents in discovery. The attorneys representing Behr at that time, who had been retained by Behr prior to its acquisition by Masco, have long since been replaced and Behr is vigorously defending itself against any liability and all damages in all other jurisdictions. All of the liability claims relate solely to alleged property damage and not to any health issues.

     Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

     (c) Exhibits

          99 Press Release dated September 19, 2002 clarifying impact of Washington State appellate court decision.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           MASCO CORPORATION



                                           By: /s/ John R. Leekley
                                               -------------------------------
                                               Name:  John R. Leekley
                                               Title: Senior Vice President -
                                                        General Counsel


September 19, 2002


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                                 EXHIBIT INDEX


          99 Press Release dated September 19, 2002 clarifying impact of Washington State appellate court decision.